UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2024, GPM Investments, LLC, a Delaware limited liability company, a subsidiary of ARKO Corp., a Delaware corporation (the “Company”), entered into a Master Supply Agreement (the “Supply Agreement”), effective as of February 19, 2024 (the “Effective Date”), with Core-Mark International, Inc. (“Core-Mark”), a national wholesaler, which is the Company’s primary grocer serving substantially all of the Company’s retail locations. Pursuant to the Supply Agreement, Core-Mark will continue to sell and deliver a variety of products to the Company, on a non-exclusive basis, for further resale in the Company’s stores and will service all of the Company’s retail locations following the transition referenced in the following paragraph. The products covered by the Supply Agreement include a variety of grocery and other items. The initial term of the Supply Agreement is three years from the Effective Date, and the parties may elect to renew the Supply Agreement for up to two additional 12-month periods by mutual written agreement no fewer than 90 days prior to the expiration of the initial term or the then-current renewal term. The Supply Agreement replaces the Company’s previously reported substantially similar agreement with Core-Mark, which recently expired in accordance with its terms.

In addition to the product supply and delivery services, Core-Mark has also agreed under the Supply Agreement to provide: (a) transition services to facilitate the transfer of services from a previous wholesaler, which includes purchasing and transferring proprietary items from such wholesaler; (b) software products related to store and product maintenance; (c) store reset and retag services; (d) dedicated account managers; and (e) support services for the Company’s shipping imports and specialty products program.

The Supply Agreement includes customary representations and warranties, covenants, and indemnities, as well as customary arrangements with respect to rebates, incentives and store transition credits.

The foregoing description of the Supply Agreement is only a summary and is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 *	Master Supply Agreement, dated as of March 21, 2024, by and between GPM Investments, LLC and Core-Mark International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	March 26, 2024	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board